UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Telomir Pharmaceuticals Announces Breakthrough: Telomir-1 Reverses Calcium Dysregulation, the Hidden Driver of Aging and Disease, in Multiple Human Cell Lines

New Study Confirms Telomir-1 Also Reverses Oxidative Stress, Preserves Cellular Integrity, and Prevents Cell Death by Supporting Cellular Stability

Telomir Pharmaceuticals, Inc. (NASDAQ:TELO) (“Telomir”) today announced new preclinical findings demonstrating that Telomir-1 fully reverses calcium dysregulation, a critical factor in cellular aging and disease progression, across multiple human cell lines.

The study, conducted in human keratinocyte (HaCaT) and retinal (ARPE-19) cell lines, evaluated Telomir-1’s effects on intracellular calcium influx, oxidative stress, and cell viability under conditions of oxidative challenge. The findings showed that Telomir-1 reduced intracellular calcium overload, mitigated oxidative stress, and supported cellular integrity in response to extreme stress conditions. Untreated cells exhibited signs of degeneration and death, while those treated with Telomir-1 demonstrated improved resilience.

Telomir-1 is believed to preserve cellular function, prevent the activation of cell death pathways, and stabilize key mechanisms that support longevity and disease resistance. By addressing calcium dysregulation and oxidative stress—two key contributors to aging and disease—Telomir-1 has the potential to support cellular health and longevity.

Telomir Pharmaceuticals is advancing preclinical studies to bring Telomir-1 into human trials as a potential first-in-class therapy for aging-related conditions, including neurodegenerative disorders, retinal diseases, and metabolic dysfunction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACUTICALS, INC.

Dated: February 25, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer